UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2024

LendingTree, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34063	26-2414818
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1415 Vantage Park Dr., Suite 700, Charlotte, NC	28203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 541-5351

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TREE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2024, the Compensation Committee of our Board of Directors approved an employment agreement amendment with Douglas R. Lebda, our Chairman and Chief Executive Officer. This amendment provides that, in lieu of receiving cash payments in respect of Mr. Lebda’s base salary, Mr. Lebda has the opportunity to elect, in his sole discretion, for each pay period (or for each year of the term of Mr. Lebda’s employment, in the case of the annual bonus), to invest all or a portion of such base salary or annual bonus actually payable after taking into account amounts withheld from such payment, for the purchase of LendingTree, Inc. Common Stock from the Company at a purchase price equal to the Market Value (as such term is used in Nasdaq Marketplace Rule 5635(c)(2)) at the time that such amount would otherwise be paid to Mr. Lebda.

The amendment also provides that in the definition of “Good Reason” it shall not be considered a material adverse change if Mr. Lebda is not the chief executive officer of the Company so long as Mr. Lebda remains Chairman of the Board of Directors.

No other changes were made to the Employment Agreement or to Mr. Lebda’s compensation.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2024
LENDINGTREE, INC.

	By:	/s/ Heather Novitsky
Heather Novitsky
Corporate Secretary

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